Registration No. 333-_________

SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BIOMET, INC. Exact Name Of Registrant As Specified In Its Charter)

Indiana (State or other jurisdiction of incorporation or organization)	35-1418342 (I.R.S. Employer Identification No.)

56 East Bell Drive Warsaw, Indiana 46582 (Address of Principal Executive Offices)

Biomet, Inc. 401(k) Profit Sharing Plan (full title of the plan)

Daniel P. Hann Biomet, Inc. 56 East Bell Drive Warsaw, Indiana 46582 (Name and address of agent for service)

(574) 267-6639 (Telephone number, including area code, of agent for service)

Copies to:

Stephen J. Hackman Ice Miller One American Square, Box 82001 Indianapolis, Indiana 46282

Title of Securities to be Registered (1)	Amount to be Registered (2) (3)	Proposed Maximum Offering Price Per Unit (4)	Proposed Maximum Aggregate Offering Price (4)	Amount of Registration Fee
Common Shares without par value	1,500,000 shares	$ 42.53	$ 63,795,000	$ 8,082.83
Rights to Purchase Common Shares(5)	1,500,000 rights	-- (5)	-- (5)	-- (5)

(1)  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)  These are additional securities of the same class, to be offered pursuant to the same employee benefit plan as those registered pursuant to Registration No. 333-00331.  Pursuant to General Instruction E of Form S-8, this registration statement covers only the additional shares being registered.

(3)  If, prior to the completion of the distribution of the Common Shares covered by this Registration Statement, additional shares of common stock are issued or issuable as a result of a stock split or stock dividend, this Registration Statement shall be deemed to cover such additional shares resulting from the stock split or stock dividend pursuant to Rule 416.

(4)   The registration fee has been calculated pursuant to Rule 457(c) and (h) based upon the average of the high and low prices reported for the Common Shares on August 13, 2004.

(5)  Any value attributable to the Rights to Purchase Common Shares is reflected in the value of the Common Shares.

INFORMATION INCORPORATED BY REFERENCE

The contents of the registrant’s Registration Statements on Form S-8, File No. 333-00331, heretofore filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Warsaw, State of Indiana, on August 16, 2004.

BIOMET, INC.

By:  /s/ Dane A. Miller
         Dane A. Miller, President and
        Chief Executive Officer

POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints Dane A. Miller and Daniel P. Hann, and each or any of them (with full power to act alone), his true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto those attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that those attorneys-in-fact and agents, or their substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 16, 2004.

 /s/   Dane A. Miller                               President, Chief Executive Officer,
Dane A. Miller                                      and Director (Principal Executive Officer)

/s/   Jerry L. Ferguson                           Director
Jerry L. Ferguson

/s/   Niles L. Noblitt                              Director
Niles L. Noblitt

/s/   M. Ray Harroff                              Director
M. Ray Harroff

/s/   Kenneth V. Miller                          Director
Kenneth V. Miller

/s/   Jerry L. Miller                                Director
Jerry L. Miller

/s/   L. Gene Tanner                              Director
L. Gene Tanner

/s/   Thomas F. Kearns, Jr.                    Director
Thomas F. Kearns, Jr.

/s/   Charles E. Niemier                         Director
Charles E. Niemier

/s/   Daniel P. Hann                               Director
Daniel P. Hann

/s/   Marilyn Tucker Quayle                     Director
Marilyn Tucker Quayle

/s/   C. Scott Harrison                           Director
C. Scott Harrison

/s/   Gregory D. Hartman                      Senior Vice President – Finance
Gregory D. Hartman                             (Principal Financial Officer)

 /s/  James W. Haller                             Controller
James W. Haller                                   (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, the Biomet, Inc. Benefits Committee has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Warsaw, State of Indiana, on August 16, 2004.

BIOMET, INC. 401(K) PROFIT SHARING PLAN

By:       /s/ Darlene Whaley
 Darlene Whaley
Biomet, Inc. Benefits Committee

By:       /s/ Gregory D. Hartman
 Gregory D. Hartman
Biomet, Inc. Benefits Committee

By:       /s/ James R. Pastena
 James R. Pastena
Biomet, Inc. Benefits Committee

BIOMET, INC.

Form S-8

INDEX TO EXHIBITS

Exhibit Number Assigned in Regulation S-K Item 601

Description of Exhibit

(4)		Not applicable
(5)	5.1	Determination letter regarding qualified status of Plan *
(15)		Not applicable
(23)	23.1	Consent of Independent Registered Public Accounting Firm.*
(24)	24.1	Power of Attorney (included in signature page to the registration statement).
(99)		Not applicable
*Filed herewith